AMENDMENT NO. 2 TO LICENSE AGREEMENT

THIS AMENDMENT NO. 2 to the LICENSE AGREEMENT (“Amendment No. 2”) is made as of December 31, 2009 (the “Amendment No. 2 Effective Date”), by and among Greenchek Technology Inc., formerly Ridgestone Resources Inc., a Nevada corporation hereinafter collectively referred to as “Licensee” and China Bright Technology Development Limited, a Hong Kong corporation, hereinafter referred to as “China Bright” and Lincoln Parke hereinafter referred to as “Principal” and, together with China Bright, the “Licensor”.

RECITALS

WHEREAS, Licensee and Licensor desire to amend the License Agreement entered into between them on July 10, 2008 (the “License Agreement”) and to further amend the Amendment to License Agreement dated July 10, 2009;

WHEREAS, Licensee has not completed the performance of all of the terms and conditions of said License Agreement and Amendment to License Agreement;

Whereas, Section 2 of the License Agreement provides for the payment by Licensee to Licensor of a First Installment License Fee in an amount equal to Three Hundred Thousand Dollars ($300,000) within thirty days of the execution of the License Agreement, of which has been previously paid by Licensee, receipt of which is acknowledged; a Second Installment License Fee of One Million Dollars ($1,000,000) by December 31, 2008 and further amended to extend the payment date to December 31, 2009 of such Second Installment License Fee remains unpaid as of the Amendment No. 2 Effective Date (the “Unpaid Second Installment Fee”);

Whereas, Section 6(a) of the Amendment to License Agreement provides for the payment by Licensee to Licensor of a Consideration Fee in an amount equal to Five Hundred Thousand Dollars ($500,000) within thirty (30) days after signing the Amendment to License Agreement of such Consideration Fee remains unpaid as of the Amendment No. 2 Effective date (the “Unpaid Consideration Fee”);

Whereas, Licensee and Licensor desire to amend the License Agreement and the Amendment to License Agreement to provide for a reduced payment by Licensee of Five Hundred Fifty Thousand Dollars ($550,000) (the “Reduced Second Installment and Consideration Amounts”) which shall represent payment IN FULL of the Unpaid Second Installment Fee and the Unpaid Consideration Fee, which together represent an aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) as set forth below; and;

WHEREAS, the parties desire to now amend License Agreement and Amendment to License Agreement in order to modify certain terms of the License Agreement and Amendment to License Agreement;

NOW THEREFORE, in consideration of the mutual promises contained herein, it is agreed that the License Agreement dated July 10, 2008 and the Amendment to License Agreement dated July 10, 2009 is amended in the following particulars:

1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the License Agreement.

2. Payment of Reduced Second Installment and Consideration Amounts. Notwithstanding anything in the License Agreement and Amendment to License Agreement to the contrary, Licensee shall pay to Licensor the Reduced Second Installment and Consideration Amounts in full within fourteen (14) days of the Amendment No. 2 Effective Date (“Amended Deadline”). The Reduced Second Installment and Consideration Amounts payment to Licensor (i) shall be made by check or wire transfer of immediately available funds into an account designated in writing by Licensor; and (ii) is nonrefundable and non-creditable against any other Licensee Fee payments due Licensor under the License Agreement or Amendment to License Agreement or this Amendment No. 2 to License Agreement. In consideration for Licensee’s payment of the Reduced Second Installment and Consideration Amounts by the Amended Deadline, Licensor shall forgive the amount of Nine Hundred Fifty Thousand Dollars ($950,000) which represents the difference of Unpaid Second Installment Fee plus Unpaid Consideration Fee minus Reduced Second Installment and Consideration Amounts; provided, however, that such forgiveness shall not waive Licensor’s right to receive such Unpaid Second Installment Fee And Unpaid Consideration Fee, if such Reduced Second Installment and Consideration Amounts is not paid in full by Licensee to Licensor by the Amended Deadline.

3. Termination for Payment Breach; Effect of Termination. If Licensee fails to pay to Licensor the Reduced Second Installment and Consideration Amounts in full by the Amended Deadline, Licensor shall have the right to immediately terminate the License Agreement without any ability or right of Licensee to cure. Notwithstanding Section 4 of the License Agreement, in the event of any termination of the License Agreement, Licensee’s payment obligations with respect to the Reduced Second Installment and Consideration Amounts and all amounts pursuant to Section 2 of the License Agreement and Amendment to License Agreement, shall survive such termination of the License Agreement and Amendment to License Agreement and the return by Licensee of the assets, know-how and information set forth in Section 8.1 of the License Agreement.

4. Effect of Amendment No. 2 to License Agreement. Other than as expressly set forth herein, this Amendment No. 2 to License Agreement shall not constitute a waiver, amendment or modification of any other provision of the License Agreement or Amendment to License Agreement or any other provision not expressly referred to herein. All other provisions of the License Agreement dated July 10, 2008 and the Amendment to License Agreement dated July 10, 2009 shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment No. 2 to License Agreement has been duly executed by the parties this 31st day of December 2009.

Licensee:
GREENCHEK TECHNOLOGY INC. (Formerly Ridgestone Resources Inc.)

BY:    ”Lincoln Parke”
Name:  Lincoln Parke
Title:  President and CEO

Licensor:
CHINA BRIGHT TECHNOLOGY DEVELOPMENT LIMITED

BY:        ”Chong Lee”
Name:    Chong Lee
Title:      Director

In their personal capacity:

BY:         ”Lincoln Parke”
Name:      Lincoln Parke